UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Inphi Corporation

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News Release

INPHI ANNOUNCES VOTING RESULTS FOR ANNUAL

MEETING AND ADJOURNMENT WITH RESPECT TO ADVISORY VOTE TO

APPROVE EXECUTIVE COMPENSATION

Santa Clara, CA —May 30, 2014 —Inphi Corporation (NYSE: IPHI) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) yesterday. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 25, 2014.

At the Annual Meeting, stockholders elected Nicholas E. Brathwaite, David Liddle and Bruce McWilliams as Class I Directors of Inphi (Proposal 1) and ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company (Proposal 3).

The Company adjourned the Annual Meeting to allow for additional time for stockholders to vote, on an advisory basis, on the compensation paid to the Company’s named executive officers (Proposal 2) as reported in the proxy statement. The Annual Meeting will reconvene on June 2, 2014 at 10:00 a.m. Pacific time at the offices of Pillsbury Winthrop Shaw Pittman LLP, located at 2550 Hanover Street, Palo Alto, CA 94304 for the purpose of holding a stockholder vote on Proposal 2.

During the period of the adjournment, Inphi Corporation will continue to solicit proxies from its stockholders with respect to Proposal 2. Stockholders who have already voted need not take any action on the proposal, although they may change their vote for the proposal by executing a new proxy, revoking a previously given proxy, in the manner set forth in Inphi’s proxy statement.

Inphi Corporation encourages all stockholders who have not yet voted on Proposal 2 to do so before June 2, 2014. If stockholders need any assistance in voting their shares, please contact our proxy solicitor, MacKenzie Partners, Inc.

This information is being provided to stockholders in addition to Inphi’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on April 25, 2014. Copies of Inphi’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.inphi.com. Please read the complete proxy statement, the accompanying materials and any additional proxy soliciting materials that Inphi may file with the SEC carefully before you make a voting decision as they contain important information. Only stockholders who held the Company’s common stock as of the record date of April 17, 2014 are eligible to vote. Inphi, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in Inphi’s definitive proxy statement.

About Inphi

Inphi Corporation is a leading provider of high-speed analog and mixed signal semiconductor solutions for the communications, data center and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next-generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

Cautionary Note Concerning Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there is no assurance that the company will obtain sufficient additional votes in connection with the adjourned meeting or that the remaining proposals will be approved at the reconvened meeting or at any subsequent meeting. For a discussion of risks, please refer to Inphi Corporation’s recent SEC filings, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com